            As filed with the Securities and Exchange Commission on July 3, 2001
                                                      Registration No. 333-_____
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                       FUSION MEDICAL TECHNOLOGIES, INC.
            (Exact name of Registrant as specified in its charter)

           Delaware                                    94-3177221
----------------------------------    ------------------------------------------
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
 incorporation or organization)


                             34175 Ardenwood Blvd.
                               Fremont, CA 94555
                   (Address of principal executive offices)


                            1993 STOCK OPTION PLAN

                           (Full title of the Plans)


                                 Philip Sawyer
                     President and Chief Executive Officer
                       Fusion Medical Technologies, Inc.
                             34175 Ardenwood Blvd.
                               Fremont, CA 94555
                                (650) 903-4000
           (Name, address and telephone number of agent for service)


                                   Copy to:
                              David J. Saul, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                       Palo Alto, California 94304-1050
                                (650) 493-9300

--------------------------------------------------------------------------------------------
                            CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------
                                                      Proposed     Proposed      Amount of
                                                       Maximum      Maximum     Registration
              Title of                    Amount      Offering     Aggregate        Fee
             Securities                    to be        Price      Offering
          to be Registered              Registered    Per Share      Price
1993 Stock Option Plan
Common Stock, $0.001 par value(1)        710,000(2)     $6.84    $4,856,400(3)    $1,214.10
--------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The shares covered by this Registration Statement represent shares of Common Stock which have become available for issuance under the Registrant's 1993 Stock Option Plan as a result of an amendment approved by the stockholders at the Registrant's Annual Meeting held on June 14, 2001 increasing the number of shares for issuance thereunder from 3,590,492 to 4,300,492.

(3) Calculated in accordance with Rule 457(h) under the Act solely for the purpose of calculating the total registration fee. The calculation is based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on June 28, 2001 because the price at which the options to be granted in the future may be exercised is not currently determinable.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     We previously filed Registration Statements on Form S-8 with the Securities and Exchange Commission (SEC File Nos. 333-10043, 333-32143, 333-87995 and 333-
61798). These Form S-8s were filed in connection with our 1993 Stock Option Plan. We are registering additional shares of our common stock pursuant to our 1993 Stock Option Plan. Accordingly, the content of our previously filed Form S-8s are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. We also incorporate by reference the most recent reports filed with the SEC as listed below:

     - Annual Report on Form 10-K405 for the fiscal year ended December 31, 2000, filed as of April 13, 2001;

     - Proxy Statement, filed as of April 30, 2001, in connection with the Annual Meeting of Stockholders held on June 14, 2001;

     - Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001, filed as of May 15, 2001.

     All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be incorporated by reference in this Registration Statement.

Item 8. Exhibits.
        ---------

          Exhibit
          Number                                Document
        ----------    ---------------------------------------------------------
            5.1       Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to
                      the legality of securities being registered.

           23.1       Consent of PricewaterhouseCoopers LLP, Independent
                      Accountants.

           23.2       Consent of Wilson Sonsini Goodrich & Rosati, P.C. (see
                      Exhibit 5.1).

           24.1       Power of Attorney (see page II-3).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fremont, State of California on July 3, 2001.

                              FUSION MEDICAL TECHNOLOGIES, INC.

                              By:   /s/ PHILIP M. SAWYER
                                    --------------------------------------------
                                    Philip M. Sawyer
                                    President, Chief Executive Officer,

                              By:   /s/ LARRY J. STRAUSS
                                    --------------------------------------------
                                    Larry J. Strauss
                                    Vice President, Finance and Chief Financial
                                    Officer
                                    (Principal Financial and Accounting Officer)

                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip M. Sawyer and Larry J. Strauss, jointly and severally, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits and other documents, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        SIGNATURE                      TITLE                           DATE


/s/  PHILIP M. SAWYER         President, Chief Executive           July 3, 2001
---------------------------   Officer, and Director*
     Philip M. Sawyer

/s/  LARRY J. STRAUSS         Vice President, Finance and          July 3, 2001
---------------------------   Chief Financial Officer (Principal
     Larry J. Strauss         Financial and Accounting Officer)

/s/  GORDON W. RUSSELL        Director*                            July 3, 2001
---------------------------
     Gordon W. Russell

/s/  OLAV B. BERGHEIM         Director*                            July 3, 2001
---------------------------
     Olav B. Bergheim

/s/  DOUGLAS E. KELLY         Director*                            July 3, 2001
---------------------------
     Douglas E. Kelly, M.D.

/s/  J. MICHAEL EGAN          Director*                            July 3, 2001
---------------------------
     J. Michael Egan

/s/  RONALD A. ELENBAAS       Director*                            July 3, 2001
---------------------------
     Ronald A. Elenbaas

/s/  MICHAEL L. EAGLE         Director*                            July 3, 2001
---------------------------
     Michael L. Eagle



* The employee benefit plan is subject to administration by the Board of Directors.

                                     II-3